Exhibit 10.9

Prospect Energy Holdings Corp.

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay,

Grand Cayman

Cayman Islands

KY1-9009

Attention: The Directors

Date August 14, 2023:

Irrevocable notice of surrender of ordinary shares for nil consideration, in accordance with section 37B of the Companies Act (As Revised) of the Cayman Islands

We hereby irrevocably surrender to the Company for cancellation and for nil consideration 6,468,750 ordinary shares of a par value of US$0.0001 each standing in our name in the register of members of the Company as of 14 August 2023.

We confirm that the Company has not, as at the date of this letter, issued any share certificate to us.

/s/Jeffrey Jing Zie
for and on behalf of
Meijin Energy Holdings Ltd.
Name:	Jeffrey Jing Xie
Title:	Director